                                                            Exhibit 5.1

                        [LETTERHEAD OF KIRKLAND & ELLIS]



To Call Writer Direct:
 212 446-4800



                                                  November 4, 1998



AMERICAN COMMERCIAL LINES LLC
ACL CAPITAL CORP.
AMERICAN COMMERCIAL BARGE LINE LLC
AMERICAN COMMERCIAL MARINE SERVICE LLC
LOUISIANA DOCK COMPANY LLC
WATERWAY COMMUNICATIONS SYSTEM LLC
AMERICAN COMMERCIAL TERMINALS LLC
AMERICAN COMMERCIAL TERMINALS --
   MEMPHIS LLC
JEFFBOAT LLC
AMERICAN COMMERCIAL LINES
   INTERNATIONAL LLC
ORINOCO TASA LLC
ORINOCO TASV LLC
BREEN TAS LLC
BULLARD TAS LLC
SHELTON TAS LLC
LEMONT HARBOR & FLEETING SERVICES LLC
TIGER SHIPYARD LLC
WILKINSON POINT LLC
HOUSTON FLEET LLC (collectively the "Registrants")

1701 East Market St.
Jeffersonville, IN 47130

         Re:      Series B 10 1/4% Senior Notes due 2008

Ladies and Gentlemen:

         We are acting as special counsel to the Registrants, in connection with the proposed registration by the Registrants of up to $300,000,000 in aggregate principal amount of the Registrants' Series B 10 1/4% Senior Notes due 2008 (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Registrants' 10 1/4% Senior Notes due 2008 (the "Old Notes"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of June 30, 1998, between the Registrants and United States Trust Company of New York, as Trustee, in exchange for and in replacement of the Registrants' outstanding Old Notes, of which $300,000,000 in aggregate principal amount is outstanding.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants with respect to the issuance of the Exchange Notes, (iii) the Registration Statement and exhibits thereto and (iv) the Registration Rights Agreement, dated as of June 30, 1998, among the Registrants, Wasserstein Perella Securities Inc. and Chase Securities Inc.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the

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genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

         (1) Each of American Commercial Lines LLC, American Commercial Barge Line LLC, American Commercial Marine Service LLC, Louisiana Dock Company LLC, Waterway Communications System LLC, American Commercial Terminals LLC, American Commercial Terminals -- Memphis LLC, Jeffboat LLC, American Commercial Lines International LLC, Orinoco TASA LLC, Orinoco TASV LLC, Breen TAS LLC, Bullard TAS LLC, Shelton TAS LLC, Lemont Harbor & Fleeting Services LLC, Tiger Shipyard LLC, Wilkinson Point LLC, Houston Fleet LLC is a limited liability company existing and in good standing under the General Corporation Law of the State of Delaware.

         (2) ACL Capital Corp. is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

         (3) The sale and issuance of the Exchange Notes has been validly authorized by the Registrants.

         (4) When, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes shall have been validly tendered to the Company and (iv) the Exchange Notes shall have been issued in the form and containing the terms described in the Registration Statement, the Indenture, the resolutions of the Registrants' Board of Directors or Board of Managers, as the case may be, (or authorized committee thereof) authorizing the foregoing and any legally required consents, approvals, authorizations and other order of the Commission and any other regulatory authorities to be obtained, the Exchange Notes when issued pursuant to the Exchange Offer will be legally issued, fully paid and nonassessable and will constitute valid and binding obligations of the Registrants.

         Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of

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the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Exchange Notes.


         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.



                                Yours very truly,

                                /s/ Kirkland & Ellis

                                KIRKLAND & ELLIS